EXHIBIT (99)(a)

NEWS RELEASE

October 22, 2012
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter earnings results with highlights as follows:

Third Quarter Highlights:

•
Net earnings were $1.4 million or $0.25 basic and diluted net earnings per share for the three months ended September 30, 2012, before adjustment for preferred stock dividends and accretion, as compared to $1.4 million or $0.25 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.3 million or $0.23 basic and diluted net earnings per common share for the three months ended September 30, 2012, as compared to $1.0 million or $0.19 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $1.8 million for the three months ended September 30, 2012 compared to $559,000 for the same period one year ago.
•	Core deposits were $624.5 million, or 81.27% of total deposits at September 30, 2012, compared to $623.8 million, or 74.17% of total deposits at September 30, 2011.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in third quarter earnings to a decrease in the provision for loan losses, which was partially offset by a decrease in net interest income, a decrease in non-interest income and an increase in non-interest expense.

Year-to-date net earnings as of September 30, 2012 were $4.6 million, or $0.83 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $3.4 million, or $0.61 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the nine months ended September 30, 2012 were $3.7 million or $0.67 basic and diluted net earnings per common share as compared to $2.3 million, or $0.42 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to aggregate decreases in the provision for loan losses, which were partially offset by aggregate decreases in net interest income and non-interest income and aggregate increases in non-interest expense, as discussed below.

Net interest income was $7.8 million for the three months ended September 30, 2012, compared to $8.6 million for the same period one year ago.  This decrease was primarily due to a decrease in interest income resulting from decreases in loans and investment securities, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased to $7.1 million during the third quarter of 2012, compared to $5.2 million for the same period one year ago.  The provision for loan losses for the three months ended September 30, 2012, was $761,000 as compared to $3.4 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $2.2 million decrease in net charge-offs during the third quarter of 2012 compared to the third quarter of 2011 and an $8.7 million reduction in non-accrual loans from September 30, 2011 to September 30, 2012.

Non-interest income was $2.9 million for the three months ended September 30, 2012, as compared to $3.7 million for the same period one year ago.  This decrease is primarily attributable to a $1.2 million decrease in the gains on sale of securities, which was partially offset by a $169,000 increase in mortgage banking income and a $93,000 increase in income from the Company’s subsidiary, Community Bank Real Estate Solutions (“CBRES”), for the three months ended September 30, 2012, as compared to the same period one year ago.

Non-interest expense was $8.2 million for the three months ended September 30, 2012, as compared to $7.2 million for the same period one year ago.  This increase is primarily due to a $698,000 increase in salaries and benefits expense and a $337,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses for the three months ended September 30, 2012, as compared to the same period one year ago.  The increase in salaries and benefits expense was primarily due to salary increases in 2012 and bonuses accrued in third quarter 2012, along with an increase in commissions on mortgage and real estate appraisal sales.  The increase in non-interest expenses other than salary, employee benefits and occupancy expenses included $62,000 in expenses associated with the Company’s purchase of preferred stock and a common stock warrant from the U.S. Department of the Treasury (“UST”), which was issued to the UST in connection with the Company’s participation in the Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program (“TARP”) in 2008.

Year-to-date net interest income as of September 30, 2012 decreased 9% to $23.8 million compared to $25.7 million for the same period one year ago.   This decrease is primarily attributable to a decrease in interest income resulting from decreases in loans and investment securities, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased 21% to $19.4 million for the nine months ended September 30, 2012, compared to $16.0 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2012 was $4.4 million as compared to $9.7 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $4.4 million decrease in net charge-offs during the nine months ended September 30, 2012 compared to the same period one year ago and an $8.7 million reduction in non-accrual loans from September 30, 2011 to September 30, 2012.

Non-interest income was $9.9 million for the nine months ended September 30, 2012, as compared to $10.0 million for the same period one year ago.  This decrease is primarily attributable to $1.3 million decrease in the gains on sale of securities, which was partially offset by a $316,000 reduction in losses and write-downs on foreclosed properties, a $282,000 increase in income from the Company’s subsidiary, CBRES, and a $262,000 increase in mortgage banking income for the nine months ended September 30, 2012, as compared to the same period one year ago.

Non-interest expense was $23.3 million for the nine months ended September 30, 2012, as compared to $21.9 million for the same period one year ago.  This increase is primarily due to a $1.1 million increase in salaries and benefits expense and a $337,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses for the nine months ended September 30, 2012, as compared to the same period one year ago.  The increase in salaries and benefits expense was primarily due to salary increases in 2012 and bonuses accrued in third quarter 2012, along with an increase in commissions on mortgage and real estate appraisal sales.  The increase in non-interest expenses other than salary, employee benefits and occupancy expenses included $230,000 in expenses associated with the Company’s purchase of preferred stock and a common stock warrant from the UST, which was issued to the UST in connection with the Company’s participation in the CPP under TARP in 2008.

Total assets amounted to $1.0 billion as of September 30, 2012, as compared to $1.1 billion as of September 30, 2011.  Available for sale securities decreased 13.49% to $281.8 million as of September 30, 2012, compared to $325.7 million as of September 30, 2011.  This decrease reflects investment securities sold during the nine months ended September 30, 2012, totaling

$47.0 million, which were partially offset by purchases of investment securities.  Total loans amounted to $625.8 million as of September 30, 2012, compared to $677.7 million as of September 30, 2011.  This decrease is primarily due to the anticipated reduction in existing loans through the work-through of problem loans and normal principal repayments, which have exceeded the diminished level of loan originations, due primarily to the current level of slow economic growth.

Non-performing assets declined to $27.8 million or 2.77% of total assets at September 30, 2012, compared to $34.9 million or 3.20% of total assets at September 30, 2011 primarily due to a decrease in non-accrual loans.  Non-performing loans include $10.9 million in acquisition, development and construction (“AD&C”) loans, $9.9 million in commercial and residential mortgage loans and $481,000 in other loans at September 30, 2012, as compared to $17.1 million in AD&C loans, $11.2 million in commercial and residential mortgage loans and $563,000 in other loans at September 30, 2011.  The allowance for loan losses at September 30, 2012, was $16.6 million or 2.64% of total loans compared to $16.3 million or 2.41% of total loans at September 30, 2011.  According to Mr. Wolfe, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $768.5 million as of September 30, 2012, compared to $841.0 million at September 30, 2011.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $752,000 to $624.5 million at September 30, 2012, as compared to $623.8 million at September 30, 2011.  Certificates of deposit in amounts greater than $100,000 or more totaled $143.2 million at September 30, 2012, as compared to $215.6 million at September 30, 2011.  This decrease is primarily due to a $44.5 million decrease in brokered certificates of deposit, which included a $27.0 million decrease in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS).

Securities sold under agreement to repurchase were $43.1 million at September 30, 2012, as compared to $47.7 million at September 30, 2011.

Shareholders’ equity was $96.8 million, or 9.62% of total assets, as of September 30, 2012, compared to $103.0 million, or 9.44% of total assets, as of September 30, 2011.  This decrease reflects the Company’s repurchase and retirement of a portion of its preferred shares in the second quarter of 2012.  The Company purchased 12,530 shares of the Company’s 25,054 outstanding shares of preferred stock from the UST, which was issued to the UST in connection with the Company’s participation in the CPP under TARP in 2008.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

CONSOLIDATED BALANCE SHEETS
September 30, 2012, December 31, 2011 and September 30, 2011
(Dollars in thousands)

	September 30, 2012	December 31, 2011	September 30, 2011
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$24,323	$22,532	$44,077
Interest bearing deposits	31,581	6,704	796
Cash and cash equivalents	55,904	29,236	44,873

Certificates of deposits	-	-	-

Investment securities available for sale	281,785	321,388	325,730
Other investments	5,599	5,712	5,779
Total securities	287,384	327,100	331,509

Mortgage loans held for sale	5,984	5,146	2,148

Loans	625,782	670,497	677,665
Less: Allowance for loan losses	(16,551)	(16,604)	(16,348)
Net loans	609,231	653,893	661,317

Premises and equipment, net	16,091	16,896	17,074
Cash surrender value of life insurance	13,142	12,835	12,721
Accrued interest receivable and other assets	18,872	21,957	19,977
Total assets	$1,006,608	$1,067,063	$1,089,619

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$152,281	$136,878	$136,154
NOW, MMDA & Savings	354,386	366,133	354,048
Time, $100,000 or more	143,189	193,045	215,573
Other time	118,614	131,055	135,266
Total deposits	768,470	827,111	841,041

Demand notes payable to U.S. Treasury	-	-	1,096
Securities sold under agreement to repurchase	43,136	39,600	47,701
FHLB borrowings	70,000	70,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	7,549	6,706	6,212
Total liabilities	909,774	964,036	986,669

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares in 2012 and 25,054 shares in 2011	12,524	24,758	24,722
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,596,978 shares in 2012 and
5,544,160 shares in 2011	48,004	48,298	48,289
Retained earnings	30,815	26,895	25,577
Accumulated other comprehensive income	5,491	3,076	4,362
Total shareholders' equity	96,834	103,027	102,950

Total liabilities and shareholders' equity	$1,006,608	$1,067,063	$1,089,619

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2012 and 2011
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,170	$8,921	$24,822	$27,695
Interest on due from banks	15	4	34	19
Interest on investment securities:
U.S. Government sponsored enterprises	519	1,504	2,327	3,998
State and political subdivisions	877	792	2,463	2,387
Other	74	70	206	171
Total interest income	9,655	11,291	29,852	34,270

INTEREST EXPENSE:
NOW, MMDA & savings deposits	274	517	913	1,836
Time deposits	737	1,221	2,632	3,901
FHLB borrowings	689	761	2,064	2,258
Junior subordinated debentures	110	100	332	300
Other	32	74	105	231
Total interest expense	1,842	2,673	6,046	8,526

NET INTEREST INCOME	7,813	8,618	23,806	25,744
PROVISION FOR LOAN LOSSES	761	3,378	4,413	9,696
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,052	5,240	19,393	16,048

NON-INTEREST INCOME:
Service charges	1,222	1,273	3,601	3,845
Other service charges and fees	417	493	1,532	1,603
Gain on sale of securities	12	1,239	1,203	2,495
Mortgage banking income	296	127	793	531
Insurance and brokerage commissions	150	121	404	350
Miscellaneous	789	469	2,325	1,207
Total non-interest income	2,886	3,722	9,858	10,031

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,187	3,489	11,960	10,829
Occupancy	1,291	1,334	3,891	4,030
Other	2,678	2,341	7,420	7,083
Total non-interest expense	8,156	7,164	23,271	21,942

EARNINGS BEFORE INCOME TAXES	1,782	1,798	5,980	4,137
INCOME TAXES	369	406	1,400	755

NET EARNINGS	1,413	1,392	4,580	3,382

Dividends and accretion on preferred stock	157	348	853	1,045

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,256	$1,044	$3,727	$2,337

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.23	$0.19	$0.67	$0.42
Diluted net earnings	$0.23	$0.19	$0.67	$0.42
Cash dividends	$0.02	$0.02	$0.11	$0.04
Book value	$15.06	$14.05	$15.06	$14.05

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2012 and 2011
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$278,872	$313,800	$292,102	$289,588
Loans	639,402	687,086	655,051	704,263
Earning assets	950,536	1,016,061	973,697	1,013,129
Assets	1,014,334	1,075,073	1,036,686	1,070,802
Deposits	772,483	830,300	791,663	834,533
Shareholders' equity	96,940	101,937	104,355	100,587

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.45%	3.53%	3.43%	3.57%
Return on average assets	0.55%	0.51%	0.59%	0.46%
Return on average shareholders' equity	5.80%	5.31%	5.86%	4.49%
Shareholders' equity to total assets (period end)	9.62%	9.44%	9.62%	9.44%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,640	$15,984	$16,604	$15,493
Provision for loan losses	761	3,378	4,413	9,696
Charge-offs	(1,266)	(3,223)	(5,642)	(9,534)
Recoveries	416	209	1,176	693
Balance, end of period	$16,551	$16,348	$16,551	$16,348

ASSET QUALITY:
Non-accrual loans			$18,839	$27,491
90 days past due and still accruing			2,398	1,411
Other real estate owned			6,595	5,985
Repossessed assets			5	-
Total non-performing assets			$27,837	$34,887
Non-performing assets to total assets			2.77%	3.20%
Allowance for loan losses to non-performing assets			59.46%	46.86%
Allowance for loan losses to total loans			2.64%	2.41%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	09/30/2012	09/30/2011
Risk Grade 1 (excellent quality)	2.94%	3.24%
Risk Grade 2 (high quality)	16.69%	16.30%
Risk Grade 3 (good quality)	46.65%	49.29%
Risk Grade 4 (management attention)	21.75%	21.42%
Risk Grade 5 (watch)	4.66%	2.80%
Risk Grade 6 (substandard)	6.90%	6.37%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

At September 30, 2012, including non-accrual loans, there were nine relationships exceeding $1.0 million (which totaled $16.4 million) in the Watch risk grade, six relationships exceeding $1.0 million in the Substandard risk grade (which totaled $14.5 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. There were three relationships with loans in the Watch risk grade and the Substandard risk grade exceeding $1.0 million total (which totaled $5.1 million).

(END)